EXHIBIT 10.2

EXECUTION VERSION

Greenlight Capital, LP
Greenlight Capital Qualified, LP
Greenlight Capital (Gold), LP
Greenlight Capital Offshore Partners
Greenlight Capital Offshore Master (Gold), Ltd.
Greenlight Reinsurance, Ltd.

September 24, 2010

BioFuel Energy Corp.

Re:           Rights Offering

Ladies and Gentlemen,

This Backstop Rights Offering Agreement (this “Letter Agreement”) is entered into pursuant to and in connection with that certain Loan Agreement, dated as of even date herewith (the “Loan Agreement”), by and among BioFuel Energy Corp. (“BFE Corp.”), Greenlight Capital Offshore Partners, Greenlight Capital, L.P., Greenlight Capital Qualified, L.P., Greenlight Reinsurance, Ltd. (collectively, “Greenlight”), the other lenders identified as lenders on Schedule 1.1(A) thereto (together with Greenlight, the “Lenders”), and Greenlight APE, LLC, in its capacity as administrative agent for the Lenders.  Under the Loan Agreement, the Lenders have agreed to make a term loan to BFE Corp. in the aggregate principal amount of $19,420,620 (the “Bridge Loan”).

This Letter Agreement sets forth the parties’ respective obligations with respect to a registered rights offering described herein (the “Rights Offering”) of rights to purchase shares of Series A Convertible Preferred Stock of BFE Corp. (“Series A Convertible Preferred Stock”).  The characteristics of the Series A Convertible Preferred Stock are more fully described on Exhibit A to this Letter Agreement.  Subject to the terms and conditions of this Letter Agreement, the parties hereto intend that the Rights Offering shall provide for anticipated gross proceeds sufficient to fully pay off, at a minimum, all principal and accrued but unpaid interest of the Bridge Loan and the Mezzanine Loan Agreement (as defined in the Loan Agreement) and the Cargill Payment (as defined below).

It is understood and agreed that, in lieu of issuing fractional shares of Series A Convertible Preferred Stock upon exercise of the Rights as described herein, BFE Corp. may elect to issue depositary shares, each representing a fractional interest in a share of Series A Convertible Preferred Stock, so long as the economic, conversion and other features of the fractional shares of Series A Convertible Preferred Stock are effectively replicated through the issuance of such depositary shares.

In consideration of the premises and respective covenants and agreements set forth in this Letter Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agrees as follows:

1.           Registration Statement.  BFE Corp. hereby agrees to use its commercially reasonable best efforts to commence and complete the Rights Offering, subject to the terms and conditions set forth herein.  Specifically, BFE Corp. hereby commits to use its commercially reasonable best efforts to (i) file a Registration Statement on Form S-3 for the Rights Offering (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on or before October 18, 2010; and (ii) cause the Registration Statement to be declared effective on or before January 24, 2011 and to remain effective throughout the entire offering period without interruption.  The offering period for the Rights Offering shall be equal to five (5) weeks.  Notwithstanding the foregoing, a failure to cause the Registration Statement to be declared effective on or before January 24, 2011 despite the use of commercially reasonable best efforts to do so by BFE Corp. shall not be deemed a violation or failure to comply with this Letter Agreement for purposes of Paragraph 8 hereof nor an Event of Default under the Loan Agreement; provided, however that if BFE Corp. has not used such commercially reasonable best efforts then there shall be deemed to be a failure to have complied with the conditions in Paragraph 8 hereof.

2.           Terms of Rights Offering.  In connection with the Rights Offering, BFE Corp. shall distribute at no charge to each of the existing holders (collectively, the “Eligible Common Stockholders”) of Common Stock, par value $0.01 per share, of BFE Corp. (“Common Stock”) and Class B Common Stock, par value $0.01 per share (the “Class B Common Stock” and, together with the Common Stock, the “BFE Common Stock”) rights (the “Rights”) to purchase up to an aggregate of 4,000,000 shares of Series A Convertible Preferred Stock, at a per share offering price equal to $10.00 per share (the “Per Preferred Share Purchase Price”).  Each share of Series A Convertible Preferred Stock shall be convertible upon the terms described in Exhibit A to this Letter Agreement into that number of shares of Common Stock equal to the quotient obtained by dividing the Per Preferred Share Purchase Price by the Rights Price (as defined below) (the “Conversion Ratio”).  All Eligible Common Stockholders shall be eligible to participate in the Rights Offering pro rata based on each Eligible Common Stockholder’s ownership of Common Stock at the time of the Rights Offering, and each Eligible Common Stockholder that exercises all of its Rights may oversubscribe for up to all of its pro rata share of unsubscribed Rights.  For purposes of this Letter Agreement, “pro rata” shall mean (x) the aggregate number of shares of BFE Common Stock held by each Eligible Common Stockholder divided by (y) the aggregate number of shares of BFE Common Stock outstanding.

Each Right shall entitle the holder thereof to acquire, at a price equal to the Rights Price, a number of shares of Series A Convertible Preferred Stock equal to the fraction determined by dividing 4,000,000 by the number of Rights offered in the Rights Offering. The number of Rights offered in the Rights Offering shall be determined by dividing the offering size of the Rights Offering by the Rights Price. The offering size of the Rights Offering will be the amount equal to the amount sufficient to pay off all amounts owed at the time, including accrued and unpaid interest, under the Bridge Loan and the Mezzanine Loan Agreement and to make the Cargill Payment (as defined below), including certain fees and expenses incurred in connection with the Rights Offering. “Rights Price” shall mean the lesser of (A) a dollar amount equal to 25% of the average per share closing price of the Common Stock for the five (5) trading days immediately following the initial filing of the Registration Statement and (B) $0.75.

3.           Use of Offering Proceeds.  The Offering Proceeds shall be used to (i) first, pay off the Bridge Loan; (ii) second, pay off all indebtedness under the Mezzanine Loan Agreement; (iii) third, make the Cargill Payment; and (iv) the remainder, if any, for general corporate purposes.

4.           Basic Commitment.  Subject to the terms, conditions and limitations described herein, each of the parties listed on Exhibit B hereto (collectively, the “Backstop Parties”) hereby agrees to participate in the Rights Offering for its full pro rata share of Series A Convertible Preferred Stock (the “Basic Commitment”).

5.           Backstop Commitment.  Subject to the terms, conditions and limitations described herein, to provide assurance that the Rights Offering will be fully subscribed, the Backstop Parties severally and not jointly commit to purchase, in the respective percentages set forth on Exhibit B hereto (the “Commitment Percentages”), all of the additional shares of Series A Convertible Preferred Stock not sold to other Eligible Common Stockholders in the Rights Offering (the “Backstop Commitment”).

6.           Backstop Reduction.  Notwithstanding the foregoing, (i) the Backstop Parties shall reduce the number of shares of Series A Convertible Preferred Stock that the Backstop Parties would otherwise be obligated to purchase pursuant to the Backstop Commitment and/or the Basic Commitment, or (ii) BFE Corp. shall reduce the aggregate number of shares of Series A Convertible Preferred Stock that are offered in the Rights Offering, in the event the Backstop Parties determine, in its sole discretion, but after consultation with BFE Corp., that consummation of the Rights Offering, the Basic Commitment and/or the Backstop Commitment would result in adverse tax, legal or regulatory consequences to BFE Corp. and/or any Backstop Party (“Adverse Consequences”) to the extent (and only to the extent) it deems necessary in its sole discretion, but after consultation with BFE Corp., to avoid Adverse Consequences (a “Backstop Reduction”).  The reduction in the amount of shares of Series A Convertible Preferred Stock that the Backstop Parties are obligated to purchase in the event of a Backstop Reduction, would be referred to as the “Shortfall Amount”.  In the event of a Backstop Reduction, the Rights Offering shall nonetheless proceed and the parties shall use their respective commercially reasonable best efforts to structure and consummate an alternative transaction to take the place of the issuance of the Shortfall Amount that, combined with the Rights Offering, would (i) permit BFE Corp. to (A) pay off the Bridge Loan; (B) pay off all indebtedness under the Mezzanine Loan Agreement; and (C) make the Cargill Cash Payment (an “Alternative Financing Transaction”) and (ii) be structured so as to preserve the economic benefits to the parties as if the Rights Offering had been consummated in full in accordance with the terms set forth herein without otherwise giving effect to a Backstop Reduction provided that each Backstop Party shall not be obligated to fund an amount in excess of the amount represented by its Backstop Commitment.

7.           Consideration.  In consideration of the Backstop Commitment, BFE Corp. shall, on the date hereof, pay to the Backstop Parties their pro rata portion of an aggregate amount in cash equal to 4% of the total purchase price for the Series A Convertible Preferred Stock offered in the Rights Offering to Eligible Common Stockholders other than the Backstop Parties in the Rights Offering (the “Option Premium”), assuming for this purpose that the total purchase price for the Series A Convertible Preferred Stock offered in the Rights Offering would be $40,000,000.  To the extent that the total purchase price for the Series A Convertible Preferred Stock offered in the Rights Offering is more than $40,000,000, BFE Corp. shall make an additional payment to the Backstop Parties in an amount equal to 4% of such excess amount (excluding for calculative purposes, any shares of Series A Convertible Preferred Stock purchased by the Lenders). Subject to the provisions below, the Option Premium shall be deemed fully earned upon execution of this Letter Agreement, regardless of whether the Rights Offering is consummated or whether the Rights Offering is fully subscribed.  BFE Corp. agrees that the Option Premium shall be nonrefundable and that the Option Premium and any other payments hereunder shall be paid without setoff or recoupment and shall not be subject to defense or offset on account of any claim, defense or counterclaim.  The Option Premium and all other amounts payable hereunder shall be paid in immediately available funds on the date hereof.

8.           Conditions.  The Backstop Parties’ obligations to purchase any securities pursuant to the Basic Commitment and/or the Backstop Commitment are subject to the following conditions: (i) the execution and delivery of mutually satisfactory definitive documentation among BFE Corp. and the Backstop Parties which incorporates the terms set forth herein (the “Definitive Agreements”); (ii) the satisfaction or waiver by the Backstop Parties of the conditions to the Backstop Parties’ obligations to consummate the transactions contemplated by the Definitive Agreements as may be agreed upon in the Definitive Documents; (iii) BFE Corp. shall be in compliance with its obligations under the Loan Agreement and all other transaction documents relating to the Bridge Loan in all material respects; (iv) there has not occurred any material adverse change, or any development involving a prospective material adverse change, since the date hereof in the condition, financial or otherwise, or in the earnings, business, operations or properties of BFE Corp. and its subsidiaries, taken as a whole (a “Material Adverse Change”); (v) there not having occurred after the date hereof at any time prior to the funding of the Basic Commitment and/or the Backstop Commitment any material disruption or material adverse change in the financial, banking or capital markets that, in the commercially reasonable judgment of the Backstop Parties, would have a material adverse impact on the success of the Rights Offering; (vi) all required approvals and consents shall have been obtained; (vii) all representations and warranties made by BFE Corp. in this Letter Agreement being true and correct in all material respects; (viii) BFE Corp. shall be in compliance with all covenants and other provisions of this Letter Agreement in all material respects; (ix) the Cargill Acknowledgement Letter (as defined below) being in full force and effect; (x) each of the Executive Management Waiver Agreements (as defined in the Loan Agreement) being in full force and effect; (xi) no actions, suits or proceedings shall be pending or threatened that challenge any Definitive Agreement, this Letter Agreement, the Loan Agreement, the Cargill Acknowledgement Letter or any related agreement; (xii) the Backstop Parties having been reasonably satisfied with the Certificate of Designations setting forth the rights and preferences of the Series A Convertible Preferred Stock that reflects the terms set forth on Exhibit A hereto and other customary terms and provisions as determined by Greenlight in its reasonable discretion; (xiii) the receipt by the Backstop Parties of a legal opinion from Cravath, Swaine & Moore LLP with respect to customary matters in a form satisfactory to Greenlight in its reasonable discretion; (xiv) BFE Corp. shall not have entered into any letter of intent, memorandum of understanding, agreement in principle or other agreement relating to any competing plan, proposal, offer or transaction with a third party other than Greenlight materially inconsistent with this Letter Agreement; and (xv) the Board of Directors of BFE Corp. shall have adopted Section 16b-3 Resolutions related to the issuance to the Backstop Parties of Series A Convertible Preferred Stock, Common Stock and warrants, the form of which shall be satisfactory to Greenlight in its sole discretion.

9.           Registration Rights.  The holders of Series A Convertible Preferred Stock and a Warrant (as defined in the Loan Agreement) shall have registration rights with respect to the shares of Common Stock upon conversion of the Series A Convertible Preferred Stock and exercise of a Warrant commensurate with those rights granted to the holders in the Registration Rights Agreement, dated as of June 19, 2007, by and between BFE Corp., Greenlight and the other stockholders party thereto.  Each of the Backstop Parties expressly waives any and all rights under Section 2.2 of the Registration Rights Agreement, dated as of June 19, 2007, by and between BioFuel and the holders of shares of BFE Common Stock identified therein (the “Existing Registration Rights Agreement”), that may arise in connection with the Rights Offering.

10.           Cargill.  BFE Corp. has entered into an agreement, dated as of September 23, 2010 (the “Cargill Acknowledgement Letter”) with Cargill, Incorporated and its affiliates (collectively, “Cargill”), which provides that upon payment (the “Cargill Payment”) of $2,800,828 (plus accrued and unpaid interest on such amount as of the date of payment pursuant to the agreement, dated January 14, 2009, by and between BFE Corp. and certain of its affiliates and Cargill (the “Cargill Settlement Agreement”)) from the Offering Proceeds, Cargill shall forgive the remaining Payable (as defined in the Cargill Settlement Agreement) in exchange for shares of Series A Convertible Preferred Stock in an amount equal to the amount of the remaining Payable, which amount shall be converted into Series A Convertible Preferred Stock at a conversion price on an as converted to Common Stock basis equal to the average of the volume weighted averages of the trading prices for the prior ten (10) day trading period of the Common Stock, ending on the second trading day immediately preceding the date the Series A Convertible Preferred Stock is issued.  BFE Corp. hereby agrees that it shall not breach, violate or terminate the Cargill Acknowledgment Letter.  BFE Corp. agrees that it will not amend, waive or modify the Cargill Acknowledgement Letter without the written consent of Greenlight.

11.         Representations and Warranties of BFE Corp.  BFE Corp. represents and warrants to the Backstop Parties that the statements contained in this Paragraph 11 are correct and complete as of the date of this Letter Agreement and will be true as of the closing of the Rights Offering:

(a)         Organization.  BFE Corp. (a) is a corporation duly organized, validly existing and in good standing under the Laws (as defined below) of the State of Delaware, (b) is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, (c) has the relevant entity power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted and (d) is not in breach or violation of, or default under, any provision of its organizational documents, except, in the case of clauses (b) and (c), where any failures, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Change.  BFE Corp. has never approved or taken any action, nor is there any pending or (to BFE Corp.’s knowledge) threatened action, seeking BFE Corp.’s dissolution, liquidation, insolvency or rehabilitation except as set forth on Schedule 11(a).

(b)         Power and Authority; Enforceability.  BFE Corp. has the relevant entity power and authority necessary to execute and deliver this Letter Agreement and each other agreement, document or writing executed or delivered in connection with the Letter Agreement and each amendment or supplement to any of the foregoing (including this Letter Agreement, the “Transaction Documents”) to which BFE Corp. is a party, and to perform and consummate the transactions contemplated hereby and thereby (the “Transactions”). BFE Corp. has taken all action necessary to authorize the execution and delivery by BFE Corp. of each Transaction Document to which BFE Corp. is party, the performance of BFE Corp.’s obligations thereunder, and the consummation by BFE Corp. of the Transactions.  Each Transaction Document to which BFE Corp. is a party has been duly authorized, executed and delivered by BFE Corp., and is enforceable against BFE Corp. in accordance with its terms except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other Laws relating to or affecting the rights of creditors and general principles of equity (the “Enforceability Exception”).

(c)         No Violation; Necessary Approvals.  The execution and the delivery by BFE Corp. of this Letter Agreement and the other Transaction Documents to which BFE Corp. is a party, the performance by BFE Corp. of BFE Corp.’s obligations hereunder and thereunder, and consummation of the Transactions by BFE Corp. will not (i) with or without notice or lapse of time, constitute, create or result in a breach or violation of,  default under, loss of benefit or right under or acceleration of performance of any obligation required under any (A) law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority (“Law”) enacted, adopted, promulgated or applied by any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar recognized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority (a “Governmental Body”), (B) order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Body or arbitrator (an “Order”), (C) contract, agreement, arrangement, commitment, instrument, document or similar understanding (whether written or oral), including a lease, sublease and rights thereunder (“Contract”) or permit, license, certificate, waiver, notice and similar authorization (“Permit”) to which, in the case of (A), (B) or (C), BFE Corp. is a party or by which it is bound or any of its assets are subject, or (D) any provision of the organizational documents of BFE Corp. as in effect as of the date of this Letter Agreement; except, in the case of clauses (A), (B) and (C), where any failures, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Change or a material adverse effect on its ability to complete the Transactions, (ii) result in the imposition of any material lien, claim or encumbrance (an “Encumbrance”) upon any assets (including the securities of BFE Corp.) owned by BFE Corp.; (iii) require any consent under any Contract or organizational document to which BFE Corp. is a party or by which it is bound or any of its assets are subject; (iv) require any Permit under any Law or Order other than (A) required filings, if any, with the Commission and (B) notifications or other filings with state or federal regulatory agencies after the date of this Letter Agreement that are necessary or convenient and do not require approval of the agency as a condition to the validity of the Transactions; or (v) trigger any rights of first refusal, preferential purchase or similar rights with respect to any securities of BFE Corp., other than piggyback registration rights under the Existing Registration Rights Agreement.

(d)         Capitalization.  BFE Corp.’s authorized equity interests consist of 155,000,000 shares, consisting of (a) 100,000,000 shares of Common Stock, (b) 50,000,000 shares of Class B Common Stock and (c) 5,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock” and, together with the BFE Common Stock, the “Capital Stock”).  With respect to Common Stock, 26,273,459 shares are issued and outstanding and 809,607 shares are held in treasury.  With respect to Class B Common Stock, 7,111,985 shares are issued and outstanding and 0 shares are held in treasury.  With respect to Preferred Stock, 0 shares are issued and outstanding and 0 shares are held in treasury.  All of the issued and outstanding shares of Capital Stock: (a) have been duly authorized and are validly issued, fully paid, and nonassessable, (b) were issued in compliance with all applicable state and federal securities Laws and (c) were not issued in breach of any commitments.  Except as disclosed in BFE Corp.’s filings with the Commission, BFE Corp. has no outstanding options, warrants, exchangeable or convertible securities, subscription rights, exchange rights, statutory pre-emptive rights, preemptive rights granted under BFE Corp.’s organizational documents, stock appreciation rights, phantom stock, profit participation or similar rights, or any other right or instrument pursuant to which any person may be entitled to purchase any security of BFE Corp., and has no obligation to issue any rights or instruments.  Except as disclosed in BFE Corp.’s filings with the Commission, there are no Contracts with respect to the voting or transfer of any of the Capital Stock.  BFE Corp. is not obligated to redeem or otherwise acquire any of its outstanding Capital Stock.

(e)         No Misstatements or Omissions.  All information, other than financial projections (“Projections”) and other forward-looking information and information of a general economic nature, which has been or is hereafter made available to Greenlight by or on behalf of BFE Corp. or its representatives in connection with the transactions contemplated hereby (the “Information”) is or, when furnished, will be complete, when taken as a whole, and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under, and the time at which, such statements are made, and (ii) the Projections that have been or will be made available to Greenlight have been and will be prepared in good faith based upon assumptions that are reasonable at the time made and at the time made available to Greenlight.  The parties acknowledge that the Projections are subject to inherent uncertainty and actual results may vary, however at the time the Projections were and are developed they were and will be developed in good faith based upon reasonable assumptions.  BFE Corp. hereby agrees to supplement the Information and the Projections from time to time until the closing date of the Rights Offering so that the representation and warranty in the preceding sentence is correct on such date.

11A.      Power and Authority.  Each Backstop Party represents and warrants to BFE Corp. with respect to itself only that (i) it has the relevant entity power and authority, if applicable, necessary to execute and deliver each Transaction Document to which it is a party, and to perform and consummate the Transactions; (ii) it has taken all action necessary to authorize the execution and delivery by it of each Transaction Document to which it is a party, the performance of its obligations thereunder, and the consummation by it of the Transactions and each Transaction Document to which it is a party has been duly authorized, executed and delivered by it, and is enforceable against it in accordance with its terms except as such enforceability may be subject to the Enforceability Exception.

12.         Expenses; Indemnification.

(a)         General.  Whether or not the transactions contemplated hereby are consummated, BFE Corp. agrees to: (y) pay within five (5) business days of demand the reasonable and documented fees, expenses, disbursements and charges of the Backstop Parties incurred previously or in the future relating to the exploration and discussion of alternative financing structures to the Backstop Commitment or to the preparation and negotiation of this Letter Agreement, and the proposed documentation and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of any counsel to the Backstop Parties; and (z) indemnify and hold harmless Greenlight and their respective stockholders, members and general and limited partners and the respective officers, directors, employees, affiliates, advisors, agents, attorneys, accountants and consultants of each such entity and to hold the Backstop Parties and such other persons and entities (each, an “Indemnified Person”) harmless from and against any and all losses, claims, damages, liabilities and expenses, joint or several, which any such person or entity may incur, have asserted against it or be involved in as a result of or arising out of or in any way related to this Letter Agreement, the matters referred to herein, the proposed Backstop Commitment contemplated hereby, the use of proceeds thereunder or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse each such Indemnified Person within five (5) business days of demand for any legal or other expenses incurred in connection with any of the foregoing; provided, however, that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they have resulted from the bad faith, willful misconduct or gross negligence of such Indemnified Person.  Notwithstanding any other provision of this Letter Agreement, no Indemnified Person will be liable for any special, indirect, consequential or punitive damages in connection with its activities related to the Backstop Commitment.  The terms set forth in this paragraph shall survive termination of this Letter Agreement.

(b)         Tax Withholdings and Indemnity.  BFE Corp. agrees not to withhold any taxes on any payments made to the Backstop Parties under this Letter Agreement; provided that to the extent BFE Corp. is required (by law or pursuant to the conclusion of any legal proceeding or the reasonable interpretation or administration thereof) to withhold, remit or pay over any taxes on any payments made to the Backstop Parties under this Letter Agreement, BFE Corp. agrees to indemnify the Backstop Parties and make them whole with respect to any and all such taxes actually withheld including any and all associated interest and penalties.

13.         No Recourse.  Notwithstanding anything that may be expressed or implied in this Letter Agreement, or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Letter Agreement, BFE Corp. covenants, agrees and acknowledges that no personal liability shall attach to the former, current or future equity holders, controlling persons, directors, officers, employees, agents, affiliates, members, managers general or limited partners or assignees of a Backstop Party or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, affiliate, agent or assignee of any of the foregoing, whether by enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise.

14.         Assignment; No Third Party Beneficiaries.  This Letter Agreement (a) is not assignable by BFE Corp. or a Backstop Party without the prior consent of the other parties (and any purported assignment without such consent shall be null and void), and (b) is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights of, any person other than the parties hereto.  Notwithstanding the foregoing, Greenlight may assign all or any portion of its obligations hereunder to one or more financial institutions reasonably acceptable to BFE Corp. (provided, that BFE Corp.’s consent shall not be required for such an assignment to an affiliate of Greenlight).  Upon any such assignment (other than an assignment without BFE Corp.’s consent), the obligations of Greenlight in respect of the portion of their obligations so assigned shall terminate.

15.         Withdrawal of Letter Agreement.  This Letter Agreement shall be considered withdrawn if Greenlight has not received from BFE Corp. a fully executed counterpart to this Letter Agreement on or before 5:00 p.m. on September 24, 2010.

16.         Governing Law; Jurisdiction.  This Letter Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws in the State of New York.  The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of New York located in New York County, New York, and the Federal courts of the United States of America located in the State of New York, New York County, solely in respect of the interpretation and enforcement of the provision of this Letter Agreement and of the documents referred to in this Letter Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Letter Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court.  The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner as may be permitted by law shall be valid and sufficient service thereof.

17.         Waiver of Jury Trial.  Each party acknowledges and agrees that any controversy which may arise under this Letter Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any such right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or relating to this Letter Agreement, or any of the transactions contemplated  by this Letter Agreement.  Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily and (iv) each party has been induced to enter into this Letter Agreement by, among other things, the mutual waivers and certifications expressed above.

18.         Amendment; Waiver; Counterparts.  This Letter Agreement may not be amended, modified or waived except in a writing signed by Greenlight, BFE Corp. and Third Point Advisors, LLC.  This Letter Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed counterpart of this Letter Agreement by facsimile or e-mail shall be effective as delivery of a manually executed counterpart of this Letter Agreement.

19.         Termination.  The obligations of the Backstop Parties under this Letter Agreement shall terminate immediately, at Greenlight’s election, at any time prior to the consummation of the Rights Offering upon the occurrence of any of the following: (i) the termination of the Loan Agreement; (ii) BFE Corp. entering into a definitive agreement with respect to a Substitute Transaction; (iii) if in the reasonable judgment of Greenlight, the conditions in Paragraph 8 become incapable of being satisfied prior to January 24, 2011; (iv) a Material Adverse Change has occurred; (v) any condition set forth in Paragraphs 8(iv) or 8(viii) of this Letter Agreement cannot be cured or satisfied with the passage of time or, if capable of being cured or satisfied, cannot be cured or satisfied prior to March 24, 2011; (vii)  the Common Stock shall no longer be listed on a national securities exchange; or (vii) BFE Corp.’s adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law.  Further, each of Greenlight or BFE Corp. may terminate this Letter Agreement at any time upon five (5) business days’ prior written notice upon the occurrence of any of the following events: (x) another party’s material breach of any of the representations, warranties or covenants set forth in this Letter Agreement or with respect to the consummation of the Rights Offering that remains uncured for a period of five (5) business days after the receipt by the non-terminating party of notice of such breach or (y) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of a material portion of the Rights Offering or any related transactions.  The Letter Agreement, and the obligations of the parties hereunder, may be terminated by mutual agreement between the parties.

20.         Alternative Transactions.  Notwithstanding anything to the contrary in this Letter Agreement, BFE Corp. shall be permitted to solicit, participate in, initiate or facilitate discussions or negotiations with, or provide any information to, any person or group of persons concerning any alternative equity financing or other transaction that would result in the (a) repayment in full of all amounts outstanding under the Bridge Loan, (b) repayment in full of all amounts under the Mezzanine Loan Agreement and (c) satisfy all obligations under the Cargill Acknowledgement Letter (a “Substitute Transaction”).  If, as a result of such activities, the Board of Directors of the Company (the “Board”) (excluding any Board member that is an affiliate of Greenlight) determines in good faith after consultation with outside legal counsel and independent financial advisors that (i) it has the opportunity to enter into a Substitute Transaction that will be consummated within a timeframe that is not materially longer than the anticipated timeframe for the Rights Offering but in no event later than February 1, 2011, and (ii) such Substitute Transaction is more favorable to the holders of Company Common Stock (excluding benefits arising to the Backstop Parties by virtue of the Backstop Commitment) than the Rights Offering (taking into account all the terms and conditions of such Substitute Transaction that the Board deems relevant including, without limitation, any break-up fee provisions, expense reimbursement provisions, conditions to closing and availability of necessary financing) and is reasonably likely to be consummated prior to February 1, 2011, then the Company shall deliver three (3) business days prior notice to Greenlight of its intention to enter into such Substitute Transaction, together with reasonable details concerning the terms and conditions of such Substitute Transaction.  After such three (3) business day period, (x) the Board shall be permitted to approve the Substitute Transaction, (y) BFE Corp. shall be permitted to enter into such Substitute Transaction and (z) BFE Corp. shall be permitted to terminate this Letter Agreement; so long as in each case (A) the Substitute Transaction continues to meet the requirements of clause (ii) of this Paragraph 20 and (B) upon execution of definitive documentation relating to a Substitute Transaction, BFE will pay to the Backstop Parties an aggregate break-up fee (to be allocated among the Backstop Parties in accordance with their Commitment Percentages) a sum in cash equal to $350,000 (the “Termination Fee”).  For purposes of clarity, the Option Premium shall also remain payable, in addition to the Termination Fee.

21.         Entire Agreement.  This Letter Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and replaces and supersedes all prior agreements and understandings, both written on oral, between the parties hereto with respect to the subject matter hereof and shall become effective and binding upon the mutual exchange of fully executed counterparts.

22.         Stockholder Approval of Securities.  BFE Corp. hereby agrees that, upon completion of the Rights Offering, it shall use commercially reasonable best efforts to obtain stockholder approval of the authorization of the Common Stock issuable upon conversion of the Series A Convertible Preferred Stock.  In furtherance of, and not in limitation of the foregoing, BFE Corp. shall use commercially reasonable best efforts to file a proxy statement with the Commission for such stockholder approval by November 15, 2010 (but in any event BFE Corp. shall file such proxy statement by January 1, 2011) and use its best efforts to obtain such stockholder approval by January 24, 2010 (provided such stockholder holder approval shall not be a condition to consummation of the Rights Offering).  Notwithstanding the foregoing, a failure to file such proxy statement with the Commission by November 15, 2010 despite the use of commercially reasonable best efforts to do so by BFE Corp. shall not be deemed a violation or failure to comply with this Letter Agreement for purposes of Paragraph 8 hereof nor an Event of Default under the Loan Agreement; provided, however that if BFE Corp. has not used such commercially reasonable best efforts then there shall be deemed to be a failure to have complied with the conditions in Paragraph 8 hereof.

23.         Remain Public Company.  BFE Corp. hereby agrees that until the Rights Offering has been completed, it shall use commercially reasonable best efforts to remain a public company with its securities publicly-traded on a national securities exchange.

24.         Voting Agreement.  Upon consummation of the Rights Offering, Greenlight hereby agrees to enter into a Voting Agreement with BFE Corp., the form of which is attached hereto as Exhibit C, and Third Point Loan LLC agrees to enter into a Voting Agreement with BFE Corp., the form of which is attached hereto as Exhibit D.

25.         Due Diligence.  BFE Corp. agrees to make available to the Backstop Parties all reasonably requested due diligence materials (including access to BFE Corp. personal and agents), including, without limitation, due diligence materials related to tax, regulatory and other legal items.

If the foregoing is in accordance with your understanding of our agreement, please sign this letter in the space indicated below and return it to us.

Very truly yours,

[Signature Page Follows]

GREENLIGHT CAPITAL OFFSHORE PARTNERS

By:	Greenlight Capital, Inc., its investment manager

	By:	/s/ Daniel Roitman
Daniel Roitman
Chief Operating Officer

GREENLIGHT CAPITAL, LP

By:	Greenlight Capital, LLC, its general partner

	By:	/s/ Daniel Roitman
Daniel Roitman
Chief Operating Officer

GREENLIGHT CAPITAL QUALIFIED, L.P.

By:	Greenlight Capital, LLC, its general partner

	By:	/s/ Daniel Roitman
Daniel Roitman
Chief Operating Officer

GREENLIGHT REINSURANCE, LTD.

By:	DME Advisor, L.P., its investment manager

	By:	/s/ Daniel Roitman
Daniel Roitman
Chief Operating Officer

GREENLIGHT CAPITAL (GOLD), LP

By:	DME Management GP, LLC, its general partner

	By:	/s/ Daniel Roitman
Daniel Roitman
Chief Operating Officer

GREENLIGHT CAPITAL OFFSHORE MASTER (GOLD), LTD.

By:	DME Capital Management, LP, its investment manager

	By:	/s/ Daniel Roitman
Daniel Roitman
Chief Operating Officer

THIRD POINT LOAN LLC

By:	/s/ James Gallagher
James P. Gallagher
Chief Administrative Officer

The foregoing is hereby accepted and agreed
to in all respects by the undersigned:

BIOFUEL ENERGY CORP.

/s/ Scott Pearce
Name: Scott H. Pearce
Title: President & CEO

EXHIBIT A

SERIES A CONVERTIBLE PREFERRED STOCK

The Amended and Restated Certificate of Incorporation (the “Certificate”) of BioFuel Energy Corp. (“BFE Corp.”) authorizes 5,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”) and permits the Board of Directors of BFE Corp. (the “Board”), by resolution, to provide, out of unissued shares of Preferred Stock, for series of Preferred Stock.  With respect to each such series, the Certificate permits the Board to fix the number of shares constituting such series and the designation of such series, and the voting powers (if any) of the shares of such series, preferences and relative, participating, optional or other special rights or privileges, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.  Pursuant to the authority granted by the Certificate, the Board has, by resolution dated September 24, 2010, provided for up to 5,000,000 shares of Series A Convertible Preferred Stock (“Series A Convertible Preferred Stock”) with the characteristics set forth below.  Capitalized terms not otherwise defined shall have the meanings assigned to such terms in the Backstop Rights Offering Agreement, dated as of September 24, 2010, by and between BFE Corp. and Greenlight Capital, Inc.

Liquidation Preference:
In the event of any liquidation, dissolution or winding up of BFE Corp. (each, a “Liquidation Event”), the proceeds of such Liquidation Event shall be paid as follows:

First, the holders of Series A Convertible Preferred Stock shall receive an amount equal to the Per Preferred Share Purchase Price for each share of Series A Convertible Preferred Stock.  The balance of any proceeds from a Liquidation Event shall be distributed pro rata among the Common Stockholders.

Dividends:
The Series A Convertible Preferred Stock will be paid a dividend or have a distribution made to it (as applicable) if, and when, such dividend or distribution is paid or made (as applicable) to the holders of Common Stock.

Voting Rights:
The holders of Series A Convertible Preferred Stock will have no voting rights, except that the consent of at least a majority of the outstanding shares of Series A Convertible Preferred Stock (in the aggregate, voting as a class) will be required to (i) authorize or issue additional shares of Series A Convertible Preferred Stock of the same series or (ii) amend the Certificate or Bylaws of BFE Corp. (the “Bylaws”) to adversely affect the rights, preferences or privileges of the Series A Convertible Preferred Stock.

Automatic Conversion:
Each share of Series A Convertible Preferred Stock shall, upon issuance, automatically convert into shares of Common Stock as set forth in Paragraph 2 of the Letter Agreement to which this Exhibit A is attached; provided that the aggregate number of shares of Series A Convertible Preferred Stock that automatically convert shall not exceed, and shall be limited to, the number of authorized shares of Common Stock pursuant to the Certificate, and the number of shares so converted shall be determined on a pro rata basis.

In addition, if at any time after the initial issuance of the Series A Convertible Preferred Stock there are additional authorized shares pursuant to the Certificate, each share of Series A Convertible Preferred Stock shall automatically convert into the respective number of shares of Common Stock pursuant to Paragraph 2 of the Letter Agreement; provided that the aggregate number of shares of Series A Convertible Preferred Stock that automatically convert shall not exceed, and shall be limited to, the number of authorized shares of Common Stock pursuant to the Certificate, and the number of shares so converted shall be determined on a pro rata basis.

EXHIBIT B

BACKSTOP PARTIES

Greenlight Entity	Commitment Percentage
Greenlight Capital, L.P.	5.2%
Greenlight Capital Qualified, L.P.	19.9%
Greenlight Capital Offshore Partners	29.4%
Greenlight Reinsurance, Ltd.	8.1%
Greenlight Capital Offshore Master (Gold), Ltd.	1.3%
Greenlight Capital (Gold), LP	2.7%
Third Point Loan LLC	33.3%

EXHIBIT C

GREENLIGHT VOTING AGREEMENT

EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) dated September 24, 2010, is entered into by and among Biofuel Energy Corp., a Delaware corporation (the “Company”), and each of the Persons listed on Schedule I attached hereto (including, with their permitted transferees or assigns, collectively, the “Stockholders”).  This Agreement shall become effective as of the Closing (as defined therein) of that certain proposed registered rights offering for Series A Convertible Preferred Stock of the Company (or depository interests in respect thereof) (the “Rights Offering”) as further described in that certain Loan Agreement and Rights Offering Letter Agreement, each dated as of even date herewith by and among the Company, each of the Stockholders and the other signatories thereto (the “Loan Agreement” and the “Rights Offering Letter Agreement”, respectively).

AGREEMENT

NOW, THEREFORE, in consideration of the promises and respective covenants and agreements set forth in this Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

ARTICLE I.

VOTING

Section 1.1        Agreement to Vote.  Each Stockholder hereby agrees to vote each share of voting capital stock of the Company that such Stockholder currently holds or subsequently acquires (hereinafter the “Stockholder Shares”), at regular and special meetings of the Company’s stockholders (or by written consent) in accordance with and subject to the provisions of this Agreement.

Section 1.2        Manner of Voting.  The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by the laws of the State of Delaware.

Section 1.3        Grant of Proxy.  Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

ARTICLE II.

BOARD OF DIRECTORS

Section 2.1        Size and Composition of Board of Directors.  The size and composition of the Board of Directors shall be determined in accordance with the provisions of the Company's Amended and Restated Certificate of Incorporation, in each case as in effect from time to time (the “Restated Certificate”) and the Company’s By-Laws.

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Section 2.2        Election of Non-Affiliated Directors.  Subject to the provisions of the Restated Certificate and By-Laws, effective as of the date of the consummation of the Rights Offering, each Stockholder agrees that at each annual meeting of the Company’s stockholders, at any other meeting of the Company’s stockholders at which members of the Board are to be elected, and whenever members of the Board are to be elected by written consent, such Stockholder shall vote or act with respect to all of its Shares so as to elect Director nominees that are not Affiliates of any or all of the Stockholders such that at least two (2) directors are not Affiliates of any or all of the Stockholders; provided that the Company nominates one or more Director nominees that are not Affiliates of any or all of the Stockholders; and provided further that there are at least five directors on the Board.

Section 2.3        Approval of Increase in Authorized but Unissued Shares of Common Stock.  Each Stockholder agrees that at a meeting of the Company’s stockholders at which the Company, if ever, proposes to amend its Restated Certificate so as to increase the number of authorized but unissued shares of Common Stock up to an amount of shares sufficient to enable the Company to convert all Series A Convertible Preferred Stock issuable pursuant to the (i) Rights Offering, (ii) the warrant(s) contemplated by the Loan Agreement and (iii) each other transaction contemplated by the Loan Agreement, including the “Cargill Acknowledgement Letter” described in Section 10 of the Rights Offering Letter Agreement), which shares of Common Stock shall rank pari passu with the existing shares of Common Stock, in favor of such proposal.

Section 2.4        No Limitation on Other Voting Rights.  Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a Stockholder from acting in its sole discretion on any matter other than those referred to in this Agreement.

ARTICLE III.

CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1       Ownership, Authority, Etc.  Each Stockholder represents and warrants it has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Stockholder.

Section 3.2        No Voting or Conflicting Agreements.  No Stockholder shall:  (a) except as contemplated by Section 3.3 hereof, grant any proxy, (b) enter into or agree to be bound by any voting trust, (c) enter into any stockholder agreements or arrangements of any kind with any Person (whether or not such agreements or arrangements are with other stockholders of the Company that are not a party to this Agreement) or (d) act, for any reason, as a member of a group or in concert with any other Persons in any manner which is inconsistent with the provisions of this Agreement.

Section 3.3        Covenant to Vote.  Each Stockholder shall appear in person or by proxy at any annual or special meeting of the Company’s stockholders for the purpose of establishing a quorum, and shall vote such Stockholder’s Shares upon any matter submitted to the Company’s stockholders in a manner not inconsistent or in conflict with, and to implement, the terms of this Agreement.

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Section 3.4        Covenants of the Company.

The Company agrees to use its reasonable best efforts to propose nominees for directors that are not Affiliates of any or all of the Stockholders, so as to enable the Stockholder to comply with its obligations contemplated by Section 2.2.

ARTICLE IV.

MISCELLANEOUS

Section 4.1       Term.  This Agreement shall terminate and be of no further force or effect upon the earliest to occur of (a) at such time as the Company's Common Stock is no longer traded on a national securities exchange, (b) five (5) years from the date of this Agreement, (c) the date as of which the parties hereto terminate this Agreement by the written consent of the holders of a majority of the Stockholder Shares then outstanding on the one hand, and the Company, on the other hand; and (d) the Stockholder Shares represent less than 15% of the Company’s issued and outstanding voting capital stock.

Section 4.2       Entire Agreement.  This Agreement, together with the Schedules hereto and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.  Except as provided in Section 4.3, there are no third party beneficiaries having rights under or with respect to this Agreement.

Section 4.3       Binding Effect; Assignment.  The Company may not assign its rights under this Agreement.  A transferee that is not an Affiliated Person of a Stockholder shall not be bound by the terms and conditions of this Agreement.  No Stockholders may transfer Stockholder Shares to an Affiliated Person (whether by merger or otherwise by operation of law) unless such Affiliated Person shall agree to be bound by the terms hereof pursuant to the form set forth in Exhibit A.

Section 4.4        Notices.  All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

If to a Stockholder:

Greenlight Capital, Inc.
140 E. 45 Street – 24fl.
New York, New York  10017
Phone:   (212) 973-1900
Fax:  212-973-9219
Attn:  Daniel Roitman

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With a copy to (which does not constitute notice):

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York  10036
Phone:  (212) 872-1095
Fax:  (212) 872-1002
Attn:  Kerry E. Berchem, Esq.

If to the Company:

BioFuel Energy Corp.
1600 Broadway, Suite 2200
Phone: (303) 640-6500
Fax: (303) 592-8117
Attn: President

With a copy to (which does not constitute notice):

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
Phone: (212) 474-1000
Fax: (212) 474-3700
Attn: Craig F. Arcella

All notices, requests or other communications will be effective and deemed given only as follows:  (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day.  Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

Section 4.5        Submission to Jurisdiction; Waiver of Jury Trial.

(a)        Submission to Jurisdiction.  Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of Delaware or any Delaware state court, and each party consents to the non-exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, service of process on such party as provided in Section 4.4 shall be deemed effective service of process on such party.

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(b)       Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 4.5(b).

Section 4.6        Headings.  The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 4.7        Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

Section 4.8        Amendments.  The Company will amend Schedule I promptly to reflect transfers to Affiliates as contemplated by this Agreement.  An amendment or modification to any provision of this Agreement will require the written consent of the Company and the holders of at least a majority of the Stockholder Shares.

Section 4.9        Extensions; Waivers.  Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby.  No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.  Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

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Section 4.10     Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

Section 4.11     Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 4.12      Construction.  This Agreement has been freely and fairly negotiated among the parties.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.  Any reference to any law will be deemed to refer to such law as in effect on the date hereof and all rules and regulations promulgated thereunder, unless the context requires otherwise.  The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first covenant.

Section 4.13      Aggregation of Stock.  All Stockholder Shares owned or acquired by any Stockholder or its Affiliated Persons shall be aggregated together for the purpose of determining the availability of any right under this Agreement.

Section 4.14      Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

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“Affiliate” means, with respect to any Person, (i) any other Person of which securities or other ownership interests representing more than 50% of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person.  As used herein, “Control”, whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.

“Person” means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

Section 4.15      Incorporation of Exhibits and Schedules.  The exhibits and schedules identified in this Agreement are incorporated by reference herein and made a part hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

GREENLIGHT CAPITAL OFFSHORE PARTNERS

By:	Greenlight Capital, Inc., its general partner

By:
Daniel Roitman
Chief Operating Officer

GREENLIGHT CAPITAL, LP

By:	Greenlight Capital, LLC, its general partner

By:
Daniel Roitman
Chief Operating Officer

GREENLIGHT CAPITAL QUALIFIED, L.P.

By:	Greenlight Capital, LLC, its general partner

By:
Daniel Roitman
Chief Operating Officer

GREENLIGHT REINSURANCE, LTD.

By:	DME Advisor, LP, its general partner

By:
Daniel Roitman
Chief Operating Officer

GREENLIGHT CAPITAL (GOLD), LP

By:	DME Management GP, LLC, its general partner

By:
Daniel Roitman
Chief Operating Officer

GREENLIGHT CAPITAL OFFSHORE MASTER (GOLD), LTD.

By:	DME Capital Management, LP, its general partner

By:
Daniel Roitman
Chief Operating Officer

SCHEDULE I

STOCKHOLDER

Greenlight Capital, L.L.C.

Greenlight Capital, Inc.

Greenlight Capital, L.P.

Greenlight Capital Qualified, L.P.

Greenlight Capital Offshore Partners

DME Advisors GP, L.L.C.

DME Advisors, L.P.

Schedule I

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Affiliated Transferee”) pursuant to the terms of that certain Voting Agreement dated as of [__________ ___, 200_] (the “Agreement”) by and among the Company and certain of its stockholders.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Adoption Agreement, the Transferee agrees as follows:

(a)
Acknowledgment.  The Affiliated Transferee acknowledges that the Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), subject to the terms and conditions of the Agreement;

(b)
Agreement.  The Affiliated Transferee: (i) agrees that the Stock acquired by the Transferee, and any Stock acquired by the Affiliated Transferee in the future, shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if the Affiliated Transferee were originally a party thereto; and

(c)	Notice. Any notice required or permitted by the Agreement shall be given to the Transferee at the address listed beside the Affiliated Transferee’s signature below.

EXECUTED AND DATED this ______ day of _____________, 2010.

AFFILIATED TRANSFEREE:

Name:
Title:
Address:
Facsimile:

Accepted and Agreed:

BIOFUEL ENERGY CORP.

By:
Name:
Title:

A-1

EXHIBIT D

THIRD POINT VOTING AGREEMENT

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) dated September 24, 2010, is entered into by and among Biofuel Energy Corp., a Delaware corporation (the “Company”), and each of the Persons listed on Schedule I attached hereto (including, with their permitted transferees or assigns, collectively, the “Stockholders”).  This Agreement shall become effective as of the Closing (as defined therein) of that certain proposed registered rights offering for Series A Convertible Preferred Stock of the Company (or depository interests in respect thereof) (the “Rights Offering”) as further described in that certain Loan Agreement and Rights Offering Letter Agreement, each dated as of even date herewith by and among the Company, each of the Stockholders and the other signatories thereto (the “Loan Agreement” and the “Rights Offering Letter Agreement”, respectively).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and respective covenants and agreements set forth in this Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

ARTICLE I.

VOTING

Section 1.1 Agreement to Vote.  Each Stockholder hereby agrees to vote each share of voting capital stock of the Company that such Stockholder currently holds or subsequently acquires (hereinafter the “Stockholder Shares”), at regular and special meetings of the Company’s stockholders (or by written consent) in accordance with and subject to the provisions of this Agreement.

Section 1.2 Manner of Voting.  The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by the laws of the State of Delaware.

Section 1.3 Grant of Proxy.  Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

ARTICLE II.

BOARD OF DIRECTORS

Section 2.1 Size and Composition of Board of Directors.  The size and composition of the Board of Directors shall be determined in accordance with the provisions of the Company's Amended and Restated Certificate of Incorporation, in each case as in effect from time to time (the “Restated Certificate”) and the Company’s By-Laws.

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Section 2.2 Approval of Increase in Authorized but Unissued Shares of Common Stock.  Each Stockholder agrees that at a meeting of the Company’s stockholders at which the Company, if ever, proposes to amend its Restated Certificate so as increase the number of authorized but unissued shares of Common Stock up to an amount of shares sufficient to enable the Company to convert all Series A Convertible Preferred Stock issuable pursuant to the (i) Rights Offering, (ii) the warrant(s) contemplated by the Loan Agreement and (iii) each other transaction contemplated by the Loan Agreement, including the “Cargill Acknowledge Letter” described in Section 10 of the Rights Offering Letter Agreement), which shares of Common Stock shall rank pari passu with the existing shares of Common Stock, in favor of such proposal.

Section 2.3 No Limitation on Other Voting Rights.  Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a Stockholder from acting in its sole discretion on any matter other than those referred to in this Agreement.

ARTICLE III.

CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1 Ownership, Authority, Etc.  Each Stockholder represents and warrants it has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Stockholder.

Section 3.2 No Voting or Conflicting Agreements.  No Stockholder shall:  (a) except as contemplated by Section 3.3 hereof, grant any proxy, (b) enter into or agree to be bound by any voting trust, (c) enter into any stockholder agreements or arrangements of any kind with any Person (whether or not such agreements or arrangements are with other stockholders of the Company that are not a party to this Agreement) or (d) act, for any reason, as a member of a group or in concert with any other Persons in any manner which is inconsistent with the provisions of this Agreement.

Section 3.3 Covenant to Vote.  Each Stockholder shall appear in person or by proxy at any annual or special meeting of the Company’s stockholders for the purpose of establishing a quorum, and shall vote such Stockholder’s Shares upon any matter submitted to the Company’s stockholders in a manner not inconsistent or in conflict with, and to implement, the terms of this Agreement.

ARTICLE IV.

MISCELLANEOUS

Section 4.1 Term.  This Agreement shall terminate and be of no further force or effect upon the earliest to occur of (a) at such time as the Company's Common Stock is no longer traded on a national securities exchange Global Market, (b) five (5) years from the date of this Agreement, (c) the date as of which the parties hereto terminate this Agreement by the written consent of the holders of a majority of the Stockholder Shares then outstanding on the one hand, and the Company, on the other hand; and (d) the Stockholder Shares represent less than 36.4% of the Company’s issued and outstanding voting capital stock.

Section 4.2 Entire Agreement.  This Agreement, together with the Schedules hereto and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.  Except as provided in Section 4.3, there are no third party beneficiaries having rights under or with respect to this Agreement.

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Section 4.3 Binding Effect; Assignment.  The Company may not assign its rights under this Agreement.  A transferee that is not an Affiliated Person of a Stockholder shall not be bound by the terms and conditions of this Agreement.  No Stockholders may transfer Stockholder Shares to an Affiliated Person (whether by merger or otherwise by operation of law) unless such Affiliated Person shall agree to be bound by the terms hereof pursuant to the form set forth in Exhibit A.

Section 4.4 Notices.  All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

[If to a Stockholder:]

Third Point Loan LLC
c/o Third Point Advisors, L.L.C.
390 Park Avenue, 18th Floor
New York, New York 10002

With a copy to (which does not constitute notice):

Wilkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Phone: (212) 728-8267
Fax: (212) 728-9267
Attn: Michael A. Schwartz, Esq.

If to the Company:

BioFuel Energy Corp.
1600 Broadway, Suite 2200
Phone: (303) 640-6500
Fax: (303) 592-8117
Attn: President

With a copy to (which does not constitute notice):

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
Phone: (212) 474-1000
Fax: (212) 474-3700
Attn: Craig F. Arcella

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All notices, requests or other communications will be effective and deemed given only as follows:  (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day.  Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

Section 4.5 Submission to Jurisdiction; Waiver of Jury Trial.

(a)           Submission to Jurisdiction.  Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of Delaware or any Delaware state court, and each party consents to the non-exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, service of process on such party as provided in Section 4.4 shall be deemed effective service of process on such party.

(b)           Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 4.5(b).

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Section 4.6 Headings.  The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 4.7 Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

Section 4.8 Amendments.  The Company will amend Schedule I promptly to reflect transfers to Affiliates as contemplated by this Agreement.  An amendment or modification to any provision of this Agreement will require the written consent of the Company and the holders of at least a majority of the Stockholder Shares.

Section 4.9 Extensions; Waivers.  Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby.  No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.  Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

Section 4.10 Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

Section 4.11 Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

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Section 4.12 Construction.  This Agreement has been freely and fairly negotiated among the parties.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.  Any reference to any law will be deemed to refer to such law as in effect on the date hereof and all rules and regulations promulgated thereunder, unless the context requires otherwise.  The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first covenant.

Section 4.13 Aggregation of Stock.  All Stockholder Shares owned or acquired by any Stockholder or its Affiliated Persons shall be aggregated together for the purpose of determining the availability of any right under this Agreement.

Section 4.14 Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, (i) any other Person of which securities or other ownership interests representing more than 50% of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person.  As used herein, “Control”, whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.

“Person” means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

Incorporation of Exhibits and Schedules.  The exhibits and schedules identified in this Agreement are incorporated by reference herein and made a part hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

THIRD POINT LOAN LLC

By:
James P. Gallagher
Chief Administrative Officer

Signature Page to Voting Agreement

SCHEDULE I

STOCKHOLDER

Third Point Loan LLC

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Affiliated Transferee”) pursuant to the terms of that certain Voting Agreement dated as of [__________ ___, 200_] (the “Agreement”) by and among the Company and certain of its stockholders.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Adoption Agreement, the Transferee agrees as follows:

(a)
Acknowledgment.  The Affiliated Transferee acknowledges that the Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), subject to the terms and conditions of the Agreement;

(b)
Agreement.  The Affiliated Transferee: (i) agrees that the Stock acquired by the Transferee, and any Stock acquired by the Affiliated Transferee in the future, shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if the Affiliated Transferee were originally a party thereto; and

(c)	Notice. Any notice required or permitted by the Agreement shall be given to the Transferee at the address listed beside the Affiliated Transferee’s signature below.

EXECUTED AND DATED this ______ day of _____________, 2010.

AFFILIATED TRANSFEREE:

Name:
Title:
Address:
Facsimile:

Accepted and Agreed:

BIOFUEL ENERGY CORP.

By:
Name:
Title:

Schedule 11(a)

The lenders under its Senior Credit Facility may have an action prepared in the event they are not paid the working capital indebtedness by September 27, 2010.

Schedule I